As filed with the Securities and Exchange Commission on June 18, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XTO ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	75-2347769
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

810 Houston Street

Fort Worth, Texas 76102

(817) 870-2800

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Frank G. McDonald

810 Houston Street

Fort Worth, Texas 76102

(817) 870-2800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

C. William Blair, Esq.

Kelly Hart & Hallman LLP

201 Main Street, Suite 2500

Fort Worth, Texas 76102

(817) 332-2500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☒	Large accelerated filer

☐	Accelerated filer

☐	Non-accelerated filer (Do not check if a smaller reporting company)

☐	Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Senior Debt Securities
Common Stock, par value $0.01 per share

(1)	There is being registered hereunder an indeterminate principal amount of senior debt securities and indeterminate number of shares of common stock as may be sold from time to time by XTO Energy Inc. at indeterminate prices, and an indeterminate number of shares of common stock as may be issuable upon the conversion of any of such senior debt securities plus such additional shares of common stock as may be issued pursuant to anti-dilution adjustments resulting from stock splits, stock dividends and similar transactions.
(2)	XTO Energy Inc. is electing to defer payment of the registration fee in reliance upon Rules 456(b) and 457(r).

PROSPECTUS

XTO ENERGY INC.

Senior Debt Securities

Common Stock

XTO Energy Inc. may from time to time offer and sell its senior debt securities and shares of its common stock covered by this prospectus independently or in combination. This prospectus contains summaries of the general terms of these securities and the general manner in which they will be offered for sale. In addition, certain of our stockholders may from time to time sell under this prospectus shares of our common stock held by them. At the time of each offering we will provide the specific terms, manner of offering and the public offering price of the securities in a supplement to this prospectus. The prospectus supplements may add to, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you decide to invest in the securities.

XTO Energy Inc.’s common stock is listed on the New York Stock Exchange under the symbol “XTO.”

We or any selling stockholder may sell securities to or through underwriters, dealers or agents. For additional information on the method of sale, see “Plan of Distribution.” The names of any underwriters, dealers or agents involved in the sale of any securities and the specific manner in which they are offered will be described in the prospectus supplement relating to the sale.

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated June 18, 2009

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission. By using a shelf registration statement, we may sell from time to time in one or more offerings any combination of the securities described in this prospectus. For further information about the securities and us, you should refer to our registration statement and its exhibits. In this prospectus, we have summarized material provisions of contracts and other documents. All of these summaries are qualified in their entirety by the actual documents, which are included as exhibits to our registration statement. For a complete description of their terms, you should review the full text of the documents. The registration statement can be obtained from the SEC as described below under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains more specific information about the terms of those securities and the manner in which they may be offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information included in our reports, proxy statements and other information filed with the SEC. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

The information in this prospectus is not complete and may be changed. You should rely only on information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information contained in this prospectus and information that we previously filed with the SEC and incorporated by reference in this prospectus is accurate as of the date on the front cover of this prospectus. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our filings are available over the Internet at the SEC’s web site at http://www.sec.gov and at our web site at http://www.xtoenergy.com. Other than the specific documents incorporated by reference, information on our web site is not incorporated by reference and does not form a part of this prospectus. You may also read and copy any document we file with the SEC at the SEC’s public reference rooms at:

100 F Street, N.E.

Washington, D.C. 20549

3 World Financial Center, Room 4300

New York, New York 10281

175 W. Jackson Boulevard, Suite 900

Chicago, Illinois 60604

You may call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect the reports and other information we file with the SEC at:

New York Stock Exchange

20 Broad Street

New York, New York 10005

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information we file with them. This means that we can disclose important information to you by referring you to those documents. Any information we reference in this manner is considered part of this prospectus. Information we file with the SEC after the date of this prospectus will automatically update and, to the extent inconsistent, supersede the information contained in this prospectus. We incorporate by reference into this prospectus the following documents, other than any portions that we furnish rather than file under applicable SEC rules:

•	Annual Report on Form 10-K for the year ended December 31, 2008;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

•	Current Reports on Form 8-K filed on February 23, 2009 (report dated February 17, 2009); and May 22, 2009 (report dated May 19, 2009);

•	The description of XTO Energy’s common stock contained in Form 8-A dated April 8, 1993 (filed under our previous name, Cross Timbers Oil Company); and

•

All other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus but before the end of the offering of the securities made by this prospectus.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents that are not specifically incorporated by reference, at no cost to you, by writing or calling us at: XTO Energy Inc., Attn: Investor Relations, 810 Houston Street, Fort Worth, Texas 76102, telephone number (817) 870-2800.

EFFECT OF RECENTLY ADOPTED ACCOUNTING STANDARD

Effective January 1, 2009, we adopted the provisions of FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities. As a result, we retrospectively adjusted the calculation of our earnings per share. Following is a summary of both the adjusted and previously reported earnings per share for each year in the five-year period ended December 31, 2008.

	2008	2007	2006	2005	2004
Earnings per Share as Adjusted:
Basic	$3.58	$3.57	$4.07	$2.57	$1.22
Diluted	$3.54	$3.52	$4.02	$2.52	$1.21

Earnings per Share as Reported:
Basic	$3.60	$3.58	$4.08	$2.57	$1.22
Diluted	$3.56	$3.53	$4.02	$2.52	$1.21

RISK FACTORS

An investment in our securities involves risks. Before investing in our securities, you should carefully consider the risk factors included in Item 1A of our most recent Annual Report on Form 10-K, in subsequent Quarterly Reports on Form 10-Q and in the applicable prospectus supplement.

If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially adversely affected. As a result, we might be unable to pay interest on, or principal of, our debt securities, the trading prices of our securities could decline, and you could lose part or all of your investment.

FORWARD-LOOKING STATEMENTS

Some of our statements in this prospectus, any prospectus supplement and documents incorporated by reference in this prospectus are prospective and constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements encompass information that forecasts, predicts, indicates or implies future results, performance or achievements and include information that is based on beliefs, expectations, intentions and assumptions of management of XTO Energy. The statements often may be identified with words such as “anticipate,” “believe,” “expect,” “project,” “predict,” “intend,” “plan,” “estimate,” “assume,” “should,” “could,” and other similar expressions that convey the uncertainty of future events. These forward-looking statements are not historical facts and represent only our current expectations and assumptions about future events. While our management considers its expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Forward-looking statements are included in our discussions about the following matters, among others:

•	cash flow;

•	capital budget and funding;

•	capital expenditures in total and by region;

•	sources of funds necessary to conduct operations and complete acquisitions;

•	reserves and reserve potential;

•	production and reserve growth;

•	exploration activities;

•	number and location of wells to be drilled, worked over or recompleted;

•	completion of property acquisitions;

•	acquisition and development activities and funding;

•	pricing differentials;

•	operating costs and margins;

•	borrowing capacity and debt repayment;

•	anticipated dividend payments;

•	anticipated oil and natural gas price changes;

•	weather conditions;

•	availability of insurance;

•	our hedging activities and results; and

•	regulatory matters.

Known and unknown risks, uncertainties and other factors may cause our actual results to differ materially from anticipated results expressed or implied by the forward-looking statements. We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this prospectus or as of the date of the report or document in which they are contained, and we undertake no obligation to update that information. We urge you to carefully review and consider the disclosures made in this prospectus and our reports filed with the SEC and incorporated by reference in this prospectus, including the material in “Risk Factors,” that advise you of risks and factors that may affect our business.

XTO ENERGY INC.

XTO Energy is a leading independent energy company. We acquire, develop and explore oil and natural gas properties and produce, process, market and transport oil and natural gas in the United States. We have grown primarily through acquisition of producing properties, followed by aggressive development and exploration activities and the purchase of additional interests in or near our existing reserves. Our properties are concentrated in the:

•	Eastern Region, including the East Texas Basin, Haynesville Shale, northwestern Louisiana and Mississippi;

•	North Texas Region, including the Barnett Shale;

•	Mid-Continent and Rocky Mountain Region, including the Fayetteville, Woodford and Bakken Shales;

•	San Juan Region;

•	Permian Region;

•	South Texas and Gulf Coast Region, including the offshore Gulf of Mexico; and

•	Other, including the Marcellus Shale and North Sea.

XTO Energy is a Delaware corporation. Our principal executive offices are located at 810 Houston Street, Fort Worth, Texas 76102, and our telephone number is (817) 870-2800.

USE OF PROCEEDS

Unless we indicate otherwise in an accompanying prospectus supplement, we expect to use the net proceeds we receive from any offering of these securities for our general corporate purposes, including working capital, repayment or reduction of debt, capital expenditures, acquisitions of additional oil and natural gas properties and repurchases and redemptions of securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Three Months Ended March 31, 2009		Year Ended December 31
			2008		2007		2006		2005		2004
Ratio of earnings to fixed charges (a)	6.3	x	6.6	x	9.6	x	15.2	x	11.7	x	8.9	x

(a)	For purposes of calculating the ratio of earnings to fixed charges, earnings are before income taxes plus fixed charges. Fixed charges include interest costs and the portion of rentals representative of the interest factor.

DESCRIPTION OF SENIOR DEBT SECURITIES

We will issue senior debt securities, which we may offer from time to time, in one or more series under an indenture between us and a trustee who will be named in a prospectus supplement. The form of indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. The following summary of the provisions of the indenture and the senior debt securities is not meant to be a complete description of all their terms and is qualified in its entirety by reference to the indenture. Each series of senior debt securities will be issued pursuant to a supplemental indenture creating each series. We may issue as many distinct series of senior debt securities under the indenture as we wish. The prospectus supplement relating to a particular series of senior debt securities will describe individual terms for that series as well as any terms that are in addition to or different from the general terms for senior debt securities summarized below.

In this “Description of Senior Debt Securities,” references to “we,” “our,” “us” or “XTO Energy” mean XTO Energy Inc., excluding its subsidiaries. Capitalized terms used in this description are defined below in “—Certain Definitions” beginning on page 16.

General

The indenture does not limit the amount of senior debt securities which may be issued under the indenture, and we may issue debt securities in one or more series in principal amounts as we authorize from time to time. Unless otherwise specified in a prospectus supplement, the senior debt securities will be unsecured and will rank equally with all our other unsecured and unsubordinated indebtedness.

Each prospectus supplement will describe the following terms of any series of senior debt securities we offer:

•	the title;

•	any limit on the aggregate principal amount;

•	the dates on which the principal and any premium is payable and the method of determination;

•	the interest rate or the method of its determination and the date from which interest will accrue;

•	the dates on which the interest is payable and the regular record dates for the interest payment dates; and

•	if any terms are added, deleted or modified from the terms summarized in this prospectus, a description of such changed provisions.

Senior debt securities may be issued and sold at a substantial discount below their stated principal amount. If applicable, the prospectus supplement will describe any special United States federal income tax consequences and other considerations which apply to senior debt securities issued at a discount or to any securities denominated or payable in a foreign currency or currency unit.

Interest

Interest on each series of senior debt securities will be computed on the basis of a 360-day year of twelve 30-day months. Principal, premium (if any) and interest will be payable, and the senior debt securities will be transferable, at our office or agency in the City of New York maintained for those purposes, which initially will be the corporate trust office of the trustee maintained in New York, New York. In addition, we may pay interest at our option on any senior debt securities not in global form by check mailed to the registered holders at their addresses and, upon request by a holder of more than $500,000 principal amount of a series of senior debt securities, we must pay interest on such holder’s securities by wire transfer. We will not impose any service charge for any transfer, exchange or redemption of senior debt securities, but we or the trustee may require payment of any tax or other governmental charge that may be payable in connection with transfers, exchanges or redemptions.

Redemption

Unless otherwise provided in a prospectus supplement as to a specified series, the senior debt securities of any series will be redeemable by us.

Optional Redemption. At any time and from time to time, we may, at our option, redeem all or a portion of a series of senior debt securities at the Make-Whole Price plus accrued and unpaid interest to the redemption date.

Selection and Notice. If less than all of the securities of a series are to be redeemed at any time, the trustee will select all securities of that series (or any portion in integral multiples of $1,000) for redemption at random. However, no senior debt security with a principal amount of $1,000 will be redeemed in part. Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of securities to be redeemed at its registered address. If any security is to be redeemed in part only, the notice of redemption that relates to that security will state the portion of the principal amount to be redeemed. A senior debt security in a principal amount equal to the unredeemed portion of will be issued in the name of the holder upon cancellation of the original security. On and after the redemption date, interest will cease to accrue on any security or portions called for redemption and accepted for payment.

No Other Redemption. Unless otherwise provided in a prospectus supplement as to a specified series, we will not be required to make mandatory redemption or sinking fund payments on any series of senior debt securities or to offer to repurchase them upon a change of control or other event. Nothing in the indenture prevents us from repurchasing any senior debt securities from time to time in the open market or otherwise.

Ranking

The indebtedness evidenced by each series of senior debt securities will be unsecured and will rank equal in right of payment with all our other senior indebtedness, including all our senior notes issued under other indentures.

We do not currently have any secured indebtedness outstanding. Under the indenture, we may only incur Debt secured by our oil and natural gas properties if we equally and ratably secure each series of senior debt securities along with that Debt (see “—Certain Covenants” below), except that we may incur unlimited Debt secured by Permitted Liens plus Debt secured by other Liens up to an amount equal to 15% of our Consolidated Net Tangible Assets (see “—Certain Definitions” beginning on page 16) without equally and ratably securing any series of senior debt securities. Any such secured Debt that we incur in the future will be effectively senior to the senior debt securities to the extent of the value of the assets securing the Debt or other obligations.

The senior debt securities will rank senior in right of payment to any of our future subordinated indebtedness. Currently, we have no subordinated indebtedness outstanding.

Certain Covenants

The indenture contains covenants and restrictions summarized below that will be applicable, unless waived or amended, so long as any senior debt securities are outstanding and have not been defeased in accordance with the indenture. A prospectus supplement for any series of senior debt securities may contain additional covenants and restrictions applicable to that series. For a complete description of the covenants you should refer to the indenture and any applicable supplemental indenture.

The holders of a majority in principal amount of the outstanding senior debt securities of any series may on behalf of the holders of all senior debt securities of that series waive compliance by us with certain restrictive provisions of the indenture applicable to securities of that series.

Limitation on Liens. We will not, nor will we permit any Restricted Subsidiary to, create, assume, incur or suffer to exist any Lien, except Permitted Liens, upon any Principal Property or upon any Capital Stock or Indebtedness of any Restricted Subsidiary, whether currently owned or leased or subsequently acquired, to secure any of our Debt or any Debt of any other Person (other than senior debt securities issued under the indenture), without in any such case making effective provision whereby all of the senior debt securities (together with, if we so determine, any of our other Debt that is not subordinate in right of payment to the prior payment in full of the senior debt securities) shall be secured equally and ratably with, or prior to, such Debt so long as such Debt shall be so secured.

Notwithstanding the preceding, we may, and may permit any Restricted Subsidiary to, create, assume, incur, or suffer to exist any Lien upon any Principal Property or Capital Stock or Indebtedness of a Restricted Subsidiary to secure our Debt or Debt of any other Person (other than senior debt securities issued under the indenture), that is not excepted above without securing the senior debt securities, provided that the aggregate principal amount of all Debt then outstanding secured by such Lien and all other Liens not excepted above does not exceed 15% of our Consolidated Net Tangible Assets.

Reports. We will file with the SEC, to the extent such filings are accepted by the SEC and whether or not we have a class of securities registered under the Securities Exchange Act of 1934, the annual reports, quarterly reports and other documents that we would be required to file if we were subject to Section 13 or 15(d) of the Securities Exchange Act. We will also:

•	file with the trustee copies of those reports and documents within 15 days after the date on which we file them with the SEC and

•	furnish at our cost copies of reports and documents to any senior debt security holder promptly upon written request, whether or not we file any reports or documents with the SEC.

Conversion Rights

Unless otherwise provided in a prospectus supplement as to a specified series, no senior debt securities will be convertible into any other securities. If an applicable prospectus supplement provides for a series of senior debt securities to be convertible, the terms and conditions of the conversion into shares of our common stock will be described in the prospectus supplement.

Merger, Consolidation and Sale of Assets

We will not, in any single transaction or series of related transactions, merge or consolidate with or into any other Person, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our properties and assets to any Person or group of Affiliated Persons, unless at the time and after giving effect thereto:

(1)	either (A) if the transaction or transactions is a merger, we are the surviving Person of such merger, or (B) the Person formed by such consolidation or into which we are merged or to which our properties and assets are sold, assigned, conveyed, transferred, leased or otherwise disposed of (any such surviving Person or transferee Person being the “Surviving Entity”) shall be a corporation, limited liability company or limited partnership organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall, in either case, expressly assume by a supplemental indenture to the indenture executed and delivered to the trustee, in form satisfactory to the trustee, all our obligations under the senior debt securities of each series and the indenture, and, in each case, the indenture shall remain in full force and effect; and

(2)	immediately after giving effect to such transaction or series of transactions on a pro forma basis no Default or Event of Default shall have occurred and be continuing.

In connection with any consolidation, merger, transfer, lease or other disposition, we or the Surviving Entity will deliver, or cause to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an officers’ certificate stating that such consolidation, merger, transfer, lease or other disposition and the supplemental indenture comply with the requirements under the indenture and an opinion of counsel stating that the requirements of clause (1) of the preceding paragraph have been complied with. Upon any consolidation or merger or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of our properties and assets in accordance with the preceding paragraph, in which we are not the Surviving Entity, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, XTO Energy under the indenture with the same effect as if such successor had been named as the company therein, and thereafter we, except in the case of a lease, will be discharged from all obligations and covenants under the indenture and the senior debt securities of each series.

Events of Default, Notice and Waiver

Unless otherwise provided in a prospectus supplement as to a specified series, the following will be “Events of Default” under the indenture for the senior debt securities of each series:

(1)	default in the payment of the principal or premium, if any, whether such payment is due at stated maturity, upon redemption, upon acceleration or otherwise;

(2)	default in the payment of any installment of interest when it becomes due and payable and the continuance of such default for a period of 30 days;

(3)	default in the performance or breach of the provisions of the “Merger, Consolidation and Sale of Assets” section of the indenture;

(4)	we fail to perform or observe any other term, covenant or agreement contained in the senior debt securities of the applicable series or the indenture (other than a default specified in clauses (1), (2) or (3) above) for a period of 60 days after written notice of such failure requiring us to remedy the same shall have been given

•	to us by the trustee or

•	to us and the trustee by the holders of at least 25% in aggregate principal amount of the senior debt securities of the applicable series;

unless the trustee, or the trustee and the holders of at least the principal amount of Securities which gave notice agree in writing to an extension of such period prior to its expiration; provided, that the trustee and those holders will be deemed to have agreed to an extension of such period for a maximum of 120 days if the Company has initiated and diligently pursues corrective action within that period;

(5)	the occurrence and continuation beyond any applicable grace period of any default in the payment of the principal of, or premium, if any, or interest on any of our Debt (other than the senior debt securities of the applicable series) or Debt of any Subsidiary when due, or any other default causing acceleration of any of our or any Subsidiary’s Debt, if the aggregate principal amount of such Debt exceeds $100,000,000; provided that if any such default is cured or waived or any such acceleration rescinded, or such Debt is repaid, within a period of 60 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default under the indenture and any consequential acceleration of the senior debt securities of the applicable series shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

(6)	the entry of a decree or order for relief by a competent court in an involuntary case, or adjudging us bankrupt or insolvent, under any applicable federal or state bankruptcy or similar laws, or the appointment of or our consent to a custodian, receiver, liquidator, assignee, trustee, or other similar official for us or a substantial part of our consolidated assets; or

(7)	our commencement of or consent to a voluntary case or proceeding under any applicable federal or state bankruptcy or similar laws, or our admission in writing of our inability to pay our debts generally as they become due.

If any Event of Default described in clause (6) or (7) above occurs, then each outstanding series of senior debt securities will be due and payable automatically. If any other Event of Default occurs on any outstanding series and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of the affected series may declare the principal amount of all the senior debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment has been obtained, the holders of a majority in principal amount of the outstanding senior debt securities of that series may, under certain circumstances, rescind that acceleration. Depending on the terms of our other indebtedness outstanding from time to time, an Event of Default may give rise to cross defaults on our other indebtedness. An Event of Default for any series of senior debt securities will not necessarily constitute an Event of Default for any other series of debt securities that may be outstanding under the indenture.

Within 60 days after the occurrence of a Default under any series of senior debt securities, the trustee is obligated to give the holders of that series notice of all uncured and unwaived Defaults known to it. Except in the case of a payment Default, the trustee need not provide a notice of Default if the trustee in good faith determines that withholding the notice is in the interest of those holders. In the case of a Default resulting from our failure to perform or observe any term or covenant of the applicable senior debt securities or the indenture (other than a payment default on the senior debt securities or default relating to the Company’s merger or sale of assets) or a Default resulting from a payment Default under other Debt exceeding $100,000,000, however, notice will not be given until at least 60 days after the occurrence of that Default.

In case of an Event of Default, the trustee is required to exercise its rights and powers under the indenture and to use the same degree of care and skill as a prudent person would exercise or use under the circumstances in conducting the person’s own affairs. The holders of a majority in principal amount of the outstanding senior debt securities of a series in Default have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on the trustee with respect to that series. Subject to the duty of the trustee to act with the requisite standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of senior debt securities unless they have offered to the trustee reasonable security or indemnity.

Except for a suit to enforce payment of interest and principal then due, no holder of senior debt securities of any series will have any right to institute any proceeding for any remedy or otherwise under the indenture unless:

•	the holder has previously given the trustee written notice of a continuing Event of Default relating to the affected series;

•

the holders of at least 25% in principal amount of the outstanding senior debt securities of the affected series have made written request to the trustee to institute the proceeding and have offered the trustee reasonable indemnity in its compliance with the request;

•	the trustee failed to institute the requested proceeding for 60 days after receipt of the written request; and

•	the trustee did not receive during that 60-day period inconsistent directions from holders of a majority in principal amount of the senior debt securities of the affected series.

We are required to furnish annually to the trustee a statement as to the performance of our obligations under the indenture and as to any default in that performance.

Amendments and Waivers

From time to time, we and the trustee may, without the consent of the holders of the senior debt securities, amend, waive or supplement the indenture or the securities for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies in them, qualifying, or maintaining the qualification of, the indenture under the Trust Indenture Act of 1939, or making any change that does not adversely affect the rights of any holder. Other amendments and modifications of the indenture or the senior debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding senior debt securities of the series affected by the amendment. However, no such modification or amendment may, without the consent of the holder of each outstanding senior debt security affected thereby,

•	change the stated maturity of the principal of, or any installment of interest on, any senior debt security,

•	reduce the principal amount of, or premium, if any, or interest on any senior debt security,

•	change the currency of payment of principal of, or premium, if any, or interest on, any senior debt security,

•	impair the right to institute suit for the enforcement of any payment on any senior debt security,

•	reduce the percentage of aggregate principal amount of outstanding senior debt securities of a series necessary to modify or amend the indenture,

•

reduce the percentage of aggregate principal amount of outstanding senior debt securities of a series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults or

•	modify, other than as permitted, any provisions of the indenture relating to the modification and amendment of the indenture or the waiver of past defaults or covenants.

The holders of a majority in aggregate principal amount of the outstanding senior debt securities of any series may waive our compliance as to the senior debt securities of that series with certain restrictive provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding senior debt securities of any series may waive any past default under the indenture relating to that series, except a default in the payment of principal, premium, if any, or interest for that series or regarding a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding senior debt security affected thereby.

Defeasance

Unless otherwise provided in an applicable prospectus supplement, the senior debt securities of each series will be subject to legal defeasance and covenant defeasance as described in the indenture. If we deposit with the trustee funds or government obligations sufficient to make payments of the senior debt securities of a series on the dates those payments are due and satisfy other specified conditions, then, at our option, either of the following will occur:

•

we will be discharged from our obligations under the senior debt securities of that series except for certain obligations to register the transfer or exchange of the securities, replace stolen, lost or mutilated securities, maintain paying agencies and hold moneys for payment in trust; or

•	we will be released from our obligations to comply with certain covenants relating to the series, including those described under “—Certain Covenants” beginning on page 8.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the applicable series of senior debt securities to recognize income, gain or loss for federal income tax purposes. If we elect the first alternative above, that opinion of counsel must be based upon a ruling from the IRS or a change in law.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect with respect to the senior debt securities of any series (except as to surviving rights of registration of transfer or exchange of the senior debt securities of that series, as expressly provided for in the indenture) when:

•

either (1) all the senior debt securities of that series previously authenticated and delivered (except lost, stolen or destroyed senior debt securities that have been replaced or paid and senior debt securities for whose payment we have deposited with the trustee funds or government obligations) have been delivered to the trustee for cancellation or (2) all senior debt securities of that series not theretofore delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year, and satisfactory arrangements have been made to pay them,

•	we have paid all other sums payable under the indenture with respect to the senior debt securities of that series, and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel satisfactory to the trustee, which, taken together, state that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to the senior debt securities of that series have been complied with.

Payment and Paying Agents

Unless otherwise indicated in a prospectus supplement relating to a series of senior debt securities, payment of principal of and premium, if any, and interest on each series of senior debt securities will be made in United States dollars at the office of the paying agent or paying agents as we may designate from time to time. At our option, payment of any interest may instead be made by check mailed to the address of the registered holder appearing in the security register. Unless otherwise indicated in a prospectus supplement, payment of any installment of interest will be made to the person who is the registered holder at the close of business on the applicable regular record date.

Unless otherwise indicated in a prospectus supplement, the corporate trust office of the trustee in the Borough of Manhattan, in New York City will be designated as our paying agent for payments relating to senior debt securities. Any other paying agents in the United States initially designated by us for senior debt securities of a series will be named in an applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each designated place of payment for each series of senior debt securities.

All moneys we pay to a paying agent for the payment of principal of and any premium or interest on any senior debt security which remain unclaimed at the end of two years after becoming due and payable will, subject to applicable abandoned property laws, be repaid to us, and the holder of that senior debt security will look only to us for payment.

Form, Exchange, Registration and Transfer

Senior debt securities will be issuable in definitive, registered form. Unless otherwise provided in a prospectus supplement, they will be issued in the form of a permanent global security. See “—Book-Entry, Delivery and Form” beginning on page 14.

Senior debt securities of any series will be exchangeable for other senior debt securities of the same series and of the same aggregate principal amount in different authorized denominations.

Senior debt securities of any series may be presented for exchange as provided above, and may be presented for registration of transfer with the form of transfer duly executed, at the office of the trustee, who is acting as the security registrar, or at the office of any other security registrar designated by us for a series of debt securities and referred to in an applicable prospectus supplement. The exchange or transfer will be made without service charge upon payment of any taxes and other governmental charges as described in the indenture, and upon the satisfaction of the security registrar with the documents of title and identity of the person making the request. We may at any time rescind the designation of any registrar or approve a change in the location through which any registrar acts.

We will not be required to register the transfer or exchange of the senior debt security of any series between the record date of any interest payment for that series and the following payment date. In the event of any partial redemption of any series of senior debt securities, we will not be required to:

•

issue, register the transfer of or exchange debt securities of the series during a period beginning at the opening of business 15 days prior to the mailing of a notice of the redemption and ending on the close of business on the day of mailing the notice; or

•	register the transfer of or exchange any senior debt security called for redemption, except the unredeemed portion of the security being redeemed in part.

Book-Entry, Delivery and Form

Unless otherwise provided in a prospectus supplement, we will issue senior debt securities of each series in the form of one or more fully registered global securities. The global securities will be deposited with the trustee under the indenture as custodian for the depositary, which will be The Depository Trust Company or another depositary identified in a prospectus supplement, and registered in the name of the depositary or its nominee. Unless and until it is exchanged in whole or in part for the individual senior debt securities it represents, a global security may not be transferred except as a whole:

•	by the applicable depositary to a nominee of the depositary;

•	by any nominee of the depositary to the depositary or another nominee; or

•	by the depositary or any nominee to a successor depositary or any nominee of the successor.

Investors may hold their beneficial interests in the global securities directly through the depositary if they have an account with the depositary or indirectly through organizations that have accounts with the depositary.

The Depository Trust Company has advised us as follows: it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and “a clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The Depository Trust Company was created to hold securities of institutions that have accounts with it (“participants”) and to facilitate the clearance of settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Underwriters of an offering of our senior debt securities generally will be participants. Access to the book-entry system of The Depository Trust Company is also available to indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodian relationship with a participant, whether directly or indirectly.

Upon issuance of a global security representing offered senior debt securities, the depositary or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual senior debt securities represented by that global security to the accounts of participants that have accounts with the depositary. Those accounts will be designated by the dealers, underwriters or agents selling the securities or by us if we sell them directly. Ownership of beneficial interests in a global security will be limited to participants or persons that hold interests through participants. Ownership by participants of beneficial interests in the global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee. Ownership of beneficial interests by persons other than participants will be shown on the records of participants. The laws of some states require that certain purchasers of securities take physical delivery of those securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global security.

As long as the depositary or its nominee is the registered owner of a global security, the depositary or its nominee will be considered, for all purposes under the indenture, the sole owner and holder of the related senior debt securities. Except as described below, owners of beneficial interests in a global security:

•	do not have the securities registered in their names;

•	do not receive physical delivery of any securities in definitive form; and

•	are not considered the owners or holders under the indenture relating to those securities.

We will make payments relating to senior debt securities represented by a global security to the depositary or its nominee as the registered owner of the global security representing those securities. We expect that the depositary or its nominee, upon receipt of any payments relating to a global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through them will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts in “street name,” and will be the responsibility of the participants. We will not have any responsibility or liability for:

•	any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security;

•	maintaining, supervising or reviewing any records relating to any beneficial ownership interests in a global security;

•	any other aspect of the relationship between the depositary and its participants; or

•	the relationship between the participants and the owners of beneficial interests in a global security.

Any holder of a beneficial interest in a global security may exchange that interest for a certificated senior debt security of the corresponding series by having the depositary so instruct the trustee or other custodian of the global security. All securities of any series represented by a global security will be exchanged for certificated securities in definitive form if:

•	the depositary notifies us that it is unwilling or unable to continue as depository for the global security and we fail to appoint a successor depositary within 90 days;

•	we decide at any time not to have the securities of that series represented by a global security and so notify the trustee; or

•	an event of default has occurred and is continuing for the senior debt securities of that series and the depositary requests that definitive securities be issued.

In the event of such an exchange, we will issue certificated senior debt securities in authorized denominations and registered in the names directed by the depositary.

Notices

Notices to holders of senior debt securities will be given by mail to the addresses appearing in the security register.

The Trustee

The applicable prospectus supplement will specify the trustee under the indenture. The indenture and the Trust Indenture Act of 1939 contain limitations on the right of the trustee, if it is one of our creditors, to obtain payment of claims or to realize on certain property received by it on any of those claims, as security or otherwise. The trustee is permitted to engage in other transactions, except that if it acquires any conflicting interest and a Default occurs it must eliminate that conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.

Governing Law

The indenture and the senior debt securities are governed by and construed under New York law except to the extent that the Trust Indenture Act is applicable.

Certain Definitions

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of this definition, beneficial ownership of 10% or more of the voting common equity (on a fully diluted basis including options or warrants to purchase such equity, but only if exercisable at the date of determination or within 60 days thereof) of a Person shall be deemed to constitute control of such Person. No Person shall be deemed an Affiliate of an oil and gas royalty trust solely by virtue of ownership of units of beneficial interest in such trust.

“Capital Stock” means with respect to any Person, any and all shares, units of beneficial interest (including of a royalty trust), interests, participations, rights in or other equivalents in the equity interests (however designated) in such Person, and any rights (other than debt securities convertible into an equity interest), warrants or options exercisable for, exchangeable for or convertible into an equity interest in such Person.

“Consolidated Net Tangible Assets” means, at any date of determination, the total amount of assets after deducting therefrom:

(1)	all current liabilities excluding:

(a)	any current liabilities that by their terms are extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed; and

(b)	current maturities of long-term debt; and

(2)	the amount, net of any applicable reserves, of all goodwill, trade names, trademarks, patents and other like intangible assets,

all as set forth on our consolidated balance sheet for the most recently completed fiscal quarter, prepared in accordance with accounting principles generally accepted in the United States or such other standard as may become applicable in the future.

“Debt” means indebtedness for money borrowed.

“Default” means any event, act or condition that is, or after notice or passage of time or both would be, an Event of Default.

“Funded Debt” means all Debt maturing one year or more from the date of the creation thereof, all Debt directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all Debt under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

“Indebtedness” means Debt and the deferred purchase price of property or assets purchased.

“Issue Date” means for each series of senior debt securities, the first day on which senior debt securities of that series are issued under the indenture.

“Lien” means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance or similar agreement or preferential arrangement of any kind or nature whatsoever (including any agreement to give or grant a Lien or any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing) upon any property of any kind. A Person shall be deemed to own subject to a Lien any Property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

“Make-Whole Amount” with respect to a senior debt security means an amount equal to the excess, if any, of (1) the present value of the remaining interest, premium and principal payments due on such senior debt security (excluding any portion of such payments of interest accrued as of the redemption date), computed using a discount rate equal to the Treasury Rate plus 15 basis points, over (2) the outstanding principal amount of such senior debt security. “Treasury Rate” is defined as the yield to maturity (calculated on semi-annual bond-equivalent basis) at the time of the computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (510), which has become publicly available at least two business days prior to the date of the redemption notice or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the then remaining maturity of such senior debt security; provided that if the Make-Whole Average Life of such senior debt security is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Make-Whole Average Life of such senior debt security is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. “Make-Whole Average Life” means the number of years (calculated to the nearest one-twelfth) between the date of redemption and the Stated Maturity of such senior debt security.

“Make-Whole Price” means the sum of the outstanding principal amount of the senior debt securities to be redeemed plus the Make-Whole Amount of those senior debt securities.

“MLP Subsidiary” means (i) any of our Subsidiaries that is organized as a master limited partnership (or limited liability company or similar business entity with pass-through treatment for U.S. Federal income tax purposes) that, within two years of its organization, has a class of equity securities listed or eligible for trading on The New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market and (ii) any Subsidiary of the Subsidiary referred to in the preceding clause (i). Any Subsidiary referred to in the preceding clause (i) will continue as an MLP Subsidiary until the second anniversary of its organization notwithstanding that it does not have a class of equity securities so listed or eligible for trading, but will cease to be an MLP Subsidiary on such second anniversary if it does not then have a class of equity securities so listed or eligible for trading.

“Non-Recourse Debt” means our Debt or that portion of our Debt or a Subsidiary’s Debt incurred in connection with the acquisition by us or a Subsidiary of any Property and as to which (1) the holders of that Debt agree that they will look solely to the Property securing the Debt for payment of that Debt and (2) no default with respect to the Debt would permit (after notice or passage of time or both), according to its terms, any holder of any of our Debt or a Subsidiary’s Debt to declare a default on the Debt or cause payment to be accelerated or payable prior to its stated maturity.

“Pari Passu Debt” means any of our Funded Debt, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Funded Debt, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Funded Debt shall be subordinated in right of payment to the senior debt securities.

“Permitted Liens” means the following types of Liens:

(1)	Liens existing on the Issue Date;

(2)	Liens securing the senior debt securities;

(3)	Liens in favor of us or a Subsidiary;

(4)	Liens securing any renewal, extension, substitution, refinancing or replacement (each, a “refinancing”) of secured Debt so long as such Liens extend only to cover the Property currently securing the Debt being refinanced;

(5)	Liens resulting from the deposit of funds or evidences of Debt in trust for the purpose of defeasing our Debt or any Subsidiary’s Debt;

(6)	Liens securing Non-Recourse Debt, provided that the related Non-Recourse Debt shall not be secured by any of our Property or Property of any Subsidiary, other than the Property acquired with the proceeds of such Non-Recourse Debt;

(7)	Liens upon (A) any Property of any Person existing at the time of such Person’s acquisition by us or a Subsidiary, (B) any Property of a Person existing at the time such Person is merged or consolidated with us or any Subsidiary or existing at the time of the sale or transfer of any such Property of such Person to us or any Subsidiary or (C) any Property of a Person existing at the time such Person becomes our Subsidiary; provided that in each case such Lien has not been created in contemplation of such sale, merger or consolidation, transfer or acquisition and that no such Lien shall extend to or cover any of our Property or Property of any Subsidiary, other than the Property being acquired and improvements thereon;

(8)	purchase money Liens granted or assumed in connection with the acquisition of Property in the ordinary course of business and consistent with past practices; provided that such Liens (A) attach only to the Property so acquired with the Purchase Money Debt secured and (B) secure only Debt that is not in excess of 100% of the purchase price of such Property;

(9)	Liens on oil, natural gas or minerals in place, or on related leasehold or other Property interests, that are incurred to finance development or production costs, including Liens securing advance sale obligations;

(10)	Liens on equipment used or usable for drilling, servicing or operating oil, natural gas, or other mineral Properties;

(11)	Liens in favor of the United States, any state thereof, or any department, agency or instrumentality or political subdivision of the United States or any state thereof, or in favor of any other country or any department, agency or instrumentality or political subdivision thereof; and

(12)	Liens required by any contract or statute in order to permit us or any of our Subsidiaries to perform any contract or subcontract made with or at the request of the United States or any state thereof or any other country or political subdivision thereof.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any governmental agency or political subdivision.

“Principal Property” means, whether owned or leased on the Issue Date or thereafter acquired:

(1)	any oil, natural gas or mineral producing property located in the United States (including its continental shelf) owned or leased by us or any Subsidiary; and

(2)	any refining, processing or manufacturing plant or terminal located in the United States owned or leased by us or any Subsidiary; except, in either case above:

(a)	any such property employed in transportation, distribution or marketing,

(b)	any such property consisting of inventories, furniture, office fixtures and equipment, including data processing equipment, vehicles and equipment used on, or useful with, vehicles, and

(c)	any such property which, in the good faith opinion of our board of directors, is not material in relation to the activities of us and our Subsidiaries, taken as a whole.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in any other Person.

“Purchase Money Debt” means Debt incurred in connection with the purchase of Property in the ordinary course of business; provided that such Debt is incurred within 180 days of the purchase of such Property and the principal amount does not exceed 100% of the purchase price of the Property acquired.

“Restricted Subsidiary” means any of our Subsidiaries (excluding any oil and gas royalty trust Subsidiary and any MLP Subsidiary) owning or leasing, directly or indirectly through ownership in another Subsidiary, any Principal Property.

“Subsidiary” means, with respect to any Person, (1) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by that Person, either alone or with one or more of its Subsidiaries or (2) a Person other than a corporation (including any joint venture or any oil and gas royalty trust) in which the owning Person, either alone or with one or more of its Subsidiaries, directly or indirectly, at the date of determination, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees of such Person (or other Persons performing similar functions).

“Voting Stock” of a Person means any class or classes of Capital Stock pursuant to which the holders have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of the Person (irrespective of whether or not, at the time, stock of any other class or classes would have voting power by reason of the happening of any contingency).

DESCRIPTION OF COMMON STOCK

We are authorized to issue up to 1,000,000,000 shares of common stock, par value $.01 per share.

Our restated certificate of incorporation permits us to issue common stock divided into classes and series, and to designate for each class or series the rights, preferences and restrictions of that class or series, including voting rights and dividend and liquidation preferences. We do not intend to issue common stock in any class or series other than the currently issued common stock. This section summarizes the general terms of our currently issued common stock. The prospectus supplement relating to the common stock offered will state the number of shares offered, the initial offering price and market price, dividend information and any other relevant information. The summary in this section and in the prospectus supplement does not describe every aspect of the common stock and is subject to and qualified in its entirety by reference to all the provisions of our restated certificate of incorporation and bylaws and the Delaware General Corporation Law.

All shares of common stock have equal rights to participate in dividends and, in the event of liquidation, assets available for distribution to stockholders, subject to any preference of the preferred stock. Each share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders. Voting rights for the election of directors are non-cumulative. Shares of common stock carry no conversion, preemptive or subscription rights and are not subject to redemption. All outstanding shares of common stock are, and any shares of common stock issued upon conversion of any convertible securities will be, fully paid and non-assessable. We may pay dividends on the common stock when, as and if declared by our board of directors. Dividends may be declared in the discretion of the board of directors from funds legally available, subject to any restrictions under agreements related to our indebtedness.

The outstanding shares of common stock are listed on The New York Stock Exchange and trade under the symbol “XTO.” The transfer agent, registrar and dividend disbursement agent for the common stock is Mellon Investor Services LLC.

PLAN OF DISTRIBUTION

We may sell debt securities and common stock in one or more of the following ways from time to time:

•	to underwriters for resale to the public or to institutional investors;

•	directly to institutional investors; or

•	through agents to the public or to institutional investors.

The offered securities may be distributed periodically in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

In connection with the sale of securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions. They may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters or agents may sell securities to or through dealers. Those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

A prospectus supplement will describe the terms of an offering of the securities, including:

•	the securities offered and, if senior debt securities, the terms of the securities not described in this prospectus;

•	the purchase price of the securities and the sales proceeds to us;

•	the name or names of any underwriters or agents;

•	any over-allotment options under which the underwriters may purchase additional securities from us;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

If underwriters or dealers acting as principals are used in the sale of any securities, the underwriters or dealers will acquire the securities for their own account and may resell the securities from time to time in one or more transactions. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise described in the applicable prospectus supplement, the obligations of the underwriters or dealers to purchase the securities will be subject to certain conditions precedent, and the underwriters or dealers will be obligated to purchase all securities if any are purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We will provide in the prospectus supplement the names of the underwriters or dealers and the principal terms of the agreement with the underwriters or dealers.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

The securities may be sold through agents designated by us from time to time. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. We will describe in the applicable prospectus supplement any commissions payable by us to the agents.

Shares of our common stock may also be sold from time to time by certain of our stockholders in accordance with any registration rights agreements between them and us. In the case of sales by selling stockholders, we will not receive any of the proceeds from the sale by them of their shares of common stock. Selling stockholders may sell their shares of common stock directly to purchasers or through underwriters, broker-dealers or agents. If the selling stockholders use underwriters in a firm commitment underwriting, the selling stockholders and we will execute an underwriting agreement with those underwriters relating to the shares being offered by the selling stockholders. Unless otherwise described in an applicable prospectus supplement, the description herein of sales by us regarding underwriters, dealers and agents will apply similarly to sales by selling stockholders through underwriters, dealers and agents. We will name the selling stockholders in an applicable prospectus supplement and the underwriters, dealers or agents acting for the selling stockholders and provide the principal terms of the agreement between the selling stockholders and the underwriters, dealers or agents.

Selling stockholders may accept and, together with their agents from time to time, reject, in whole or in part, any proposed purchase of shares of common stock to be made directly or through agents. In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in those jurisdictions only through registered or licensed brokers or dealers. Selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of those shares may be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Any selling stockholder who is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders will be obligated to comply with the provisions of the Securities Exchange Act of 1934 and its rules relating to stock manipulation, particularly Regulation M.

Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and agents may be entitled under agreements entered into with us to indemnification and contribution by us for certain civil liabilities, including liabilities under the Securities Act.

Underwriters and agents and/or their affiliates may engage in transactions with or perform services for us and our affiliates in the ordinary course of business.

Except for our common stock, which is listed on The New York Stock Exchange, each offering of securities will be a new issue of securities and will have no established trading market. Any common stock sold will be listed on The New York Stock Exchange subject to official notice of issuance. Other securities may or may not be listed on a national securities exchange. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

VALIDITY OF OFFERED SECURITIES

The validity of the offered securities will be passed upon for us by Kelly Hart & Hallman LLP, Fort Worth, Texas, and for the underwriters or agents, if any, by a firm named in the prospectus supplement relating to the particular security.

EXPERTS

The consolidated financial statements of XTO Energy Inc. as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Certain information incorporated by reference in this prospectus regarding estimated quantities of oil and natural gas reserves owned by us, the future net revenues from those reserves and their present value is based on estimates of the reserves and present values prepared by or derived from estimates prepared by Miller and Lents, Ltd., independent petroleum engineers, and all such information has been so incorporated in reliance on the authority of such firm as experts regarding the matters contained in their report. Future estimates of oil and natural gas reserves and related information hereafter incorporated by reference in this prospectus and the registration statement will be incorporated in reliance upon the reports of the firm examining such oil and gas reserves and related information and upon the authority of that firm as experts regarding the matters contained in their reports, to the extent the firm has consented to the use of their reports.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Set forth below is an estimate of the approximate amount of the fees and expenses expected to be incurred by XTO Energy in connection with offerings described in this Registration Statement.

Registration Fee	$	*
Trustee’s and its Counsel’s Fees and Expenses		*
Printing and Engraving		*
Accountants’ Fees and Expenses		*
Rating Agency Fees		*
Legal Fees and Expenses		*
Engineers’ Fees and Expenses		*
Miscellaneous		*
Total	$	*

*	These fees are calculated based on the number of issuances and amount of securities offered. Because an indeterminate amount of securities is covered by this registration statement, the expenses are not currently determinable.

Item 15.	Indemnification of Directors and Officers.

XTO Energy is incorporated in Delaware. Under Section 145 of the Delaware General Corporation Law (the “DGCL”), a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses and liabilities incurred in any such action, suit or proceeding so long as they acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, that they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the corporation, however, indemnification is generally limited to attorneys’ fees and other expenses and is not available if such person is adjudged to be liable to the corporation unless the court determines that indemnification is appropriate. A Delaware corporation also has the power to purchase and maintain insurance for such persons. Article Nine of the Restated Certificate of Incorporation of XTO Energy permits indemnification of directors and officers to the fullest extent permitted by Section 145 of the DGCL. Reference is made to the Restated Certificate of Incorporation of XTO Energy.

XTO Energy has also entered into indemnification agreements with its directors and certain of its officers that provide them with indemnification to the fullest extent permitted by Section 145 of the DGCL.

Additionally, XTO Energy has acquired directors and officers insurance, which includes coverage for liability under the federal securities laws.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provisions may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Ten of XTO Energy’s Restated Certificate of Incorporation contains such a provision.

The above discussion of XTO Energy’s Restated Certificate of Incorporation and Sections 102(b)(7) and 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by such Restated Certificate of Incorporation and statutes.

Item 16.	Exhibits

Exhibit Number		Description of Exhibits
1.1	*	Form of Underwriting Agreement for Debt Securities

1.2	*	Form of Underwriting Agreement for Common Stock

4.1		Restated Certificate of Incorporation of XTO Energy, incorporated by reference to Exhibit 3.1 to XTO Energy’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006

4.2		Bylaws of XTO Energy, incorporated by reference from Exhibit 3.1 to XTO Energy’s Current Report on Form 8-K filed on May 22, 2009 (report dated May 19, 2009).

4.3		Form of Indenture for Senior Debt Securities

5.1		Opinion of Kelly Hart & Hallman LLP

12.1		Computation of Ratio of Earnings to Fixed Charges

15.1		Awareness Letter of KPMG LLP

23.1		Consent of KPMG LLP

23.2		Consent of Miller and Lents, Ltd.

23.3		Consent of Kelly Hart & Hallman LLP (set forth in their opinion filed as Exhibit 5.1)

24.1		Power of Attorney (on signature page)

25.1	*	Statement of Eligibility of Trustee on Form T-1 with respect to Senior Debt Securities

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the foregoing paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)2, (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Worth, Texas on the 18th day of June, 2009.

XTO ENERGY INC.

By:	/s/ LOUIS G. BALDWIN
Louis G. Baldwin
Executive Vice President and
Chief Financial Officer

POWER OF ATTORNEY

Pursuant to the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints Frank G. McDonald, Louis G. Baldwin and Bennie G. Kniffen, and each of them, any one of whom may act without the joinder of the other, with full power of substitution, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below, all amendments and post-effective amendments to the Registration Statement, as such attorney-in-fact may deem necessary or appropriate.

Signature	Title	Dated

/s/ BOB R. SIMPSON Bob R. Simpson	Director, Chairman of the Board and Founder	June 18, 2009

/s/ KEITH A. HUTTON Keith A. Hutton	Director and Chief Executive Officer (Principal Executive Officer)	June 18, 2009

/s/ VAUGHN O. VENNERBERG II Vaughn O. Vennerberg II	Director and President	June 18, 2009

/s/ WILLIAM H. ADAMS III William H. Adams III	Director	June 18, 2009

/s/ LANE G. COLLINS Lane G. Collins	Director	June 18, 2009

/s/ PHILLIP R. KEVIL Phillip R. Kevil	Director	June 18, 2009

/s/ JACK P. RANDALL Jack P. Randall	Director	June 18, 2009

/s/ SCOTT G. SHERMAN Scott G. Sherman	Director	June 18, 2009

/s/ HERBERT D. SIMONS Herbert D. Simons	Director	June 18, 2009

/s/ LOUIS G. BALDWIN Louis G. Baldwin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 18, 2009

/s/ BENNIE G. KNIFFEN Bennie G. Kniffen	Senior Vice President and Controller (Principal Accounting Officer)	June 18, 2009